KANNALIFE, INC.

June 19, 2020

Securities Transfer Corporation

2901 Dallas Parkway

Plano, TX 75093

Re: Irrevocable Letter of Instruction

Ladies and Gentlemen:

Kannalife, Inc., a Delaware corporation (the “Company”) and _________ (the “Investor”) have entered into a securities purchase agreement dated as of June 19, 2020 (the “Agreement”), providing for the issuance of the 12% promissory note in the principal amount of $150,000.00 (the “Note”), as well as two common stock purchase warrants, each permitting the Investor to purchase 115,385 shares of common stock (the “Warrants”). Further, the Transfer Agent (as defined below) is expressly authorized to fully process the rescission of any Conversion Notice (as defined below) if such rescission is submitted by the Investor (without any further action or confirmation by the Company). Notwithstanding anything herein to the contrary, the instructions herein shall also apply to the issuance of, and removal of restrictive legend from, shares of the Company’s common stock related to any amendment or settlement entered into between the Company and the Investor with respect to the Note and/or Warrants.

A copy of the Note and Warrants are attached hereto. You should familiarize yourself with your issuance and delivery obligations, as transfer agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (initially, 3,461,546 shares) for issuance upon conversion of the Note, and/or exercise of the Warrants, in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Investor, without any further action of the Company (with the understanding that the Investor may request an increase in reserve as frequently as Investor desires and the Transfer Agent must comply within two (2) business days of such request). Each modification to the share reserve shall incur a $250 amendment fee. The Investor shall have the right, without any further confirmation or action from the Company, to periodically request the number of issued and outstanding shares of the Company.

So long as you have previously received confirmation from the Company (or Investor counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be transferred in certificated form or electronic form at the option of the Investor within one business day after the Investor’s request without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a notice of conversion under the Note and/or notice of exercise under the Warrants (each a “Conversion Notice”) or your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury). Until such time as you are advised by Investor or Company counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction (and have been provided by Investor or Company counsel with an opinion of counsel to that effect) and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO an applicable exemption.

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction (and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect) and the number of shares to be issued is less than 4.99% of the total issued common stock of the Company, and (b) such holder provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act or (c) such holder provides the Company and the transfer agent with an opinion of counsel that such shares can be sold pursuant to an applicable exemption. The Transfer Agent must issue the shares of common stock to the Investor, pursuant to this letter, despite any threatened or ongoing dispute between the Company and Investor, unless there is a valid court order prohibiting such issuance, and the Company provides the Transfer Agent and Investor with a certified copy of such court order prior to the issuance deadline for the respective Conversion Notice.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

Your firm will not delay in processing any Conversion notices owing to the fact the Company is in arrears of its fees and other monies owed to your firm, provided that the Investor agrees that each such time a Conversion Notice is delivered to your firm, and the Company is in arrears or has otherwise been placed on financial hold, the Company authorizes your firm to notify the Investor that the Company is currently on financial hold and the Investor agrees to pre-pay the full cost of processing the Conversion Notice. Securities Transfer Corporation (the “Transfer Agent”), the Investor and the Company understand and agree that the current cost of processing such a conversion transaction is estimated to be between $125 and $275, though the Company and Investor understand and agree that Transfer Agent's fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Transfer Agent’s fee schedule then in force.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Company shall not terminate the Transfer Agent as the Company’s transfer agent, and the Transfer Agent shall not accept any such termination by the Company, without a signed consent from the Investor. The Company and the Investor agree that any action which names you as a party shall be brought in a court of general jurisdiction in Collin County Texas, and no other court.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company has executed and delivered to the Transfer Agent a Board Resolution indicating such and the Transfer Agent entered into this agreement in material reliance on such Board resolution.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

KANNALIFE, Inc.

By: _________________________

Name: Dean Petkanas

Title: Chief Executive Officer

Acknowledged and Agreed:

Securities Transfer Corporation

By: _________________________

Name:

Title: